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As filed with the Securities and Exchange Commission on February 2, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARINE HARVEST ASA
(Exact name of Registrant as specified in its charter)

Norway (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

P.O. Box 4102 Sandviken
5835 Bergen, Norway
Telephone: +47 21 56 23 00
(Address and telephone number of
Registrant's principal executive offices)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
Telephone: +1 212 894 8940
(Name, address and telephone number of agent for service)

Copies to:
 James A. McDonald
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street, Canary Wharf
London, England E14 5DS
Telephone: +44 20 7519 7026

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share / Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Ordinary Shares, nominal value NOK 7.50 per share			$0
Preferred Shares(3)			$0
Debt Securities(3)			$0
Warrants(3)(4)			$0
Subscription Rights(5)			$0

(1)
These offered securities may be sold separately or together with other offered securities. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be issued from time to time.

(2)
In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

(3)
Also includes such indeterminate number of ordinary or preferred shares of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(4)
Warrants may be exercised to purchase our ordinary or preferred shares.

(5)
Subscription rights are rights evidencing the right to purchase the securities registered hereby.

PROSPECTUS

MARINE HARVEST ASA

Ordinary Shares
In the form of ordinary shares or American Depositary Shares
Preferred Shares
Debt Securities
Warrants
Subscription Rights

Marine Harvest ASA, or the Company, we, or us, may offer and sell ordinary shares, preferred shares, debt securities, warrants or subscription rights from time to time. We may issue our ordinary shares in the form of American Depositary Shares, or ADSs. Each time we sell any of the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.

We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are listed on the Oslo Stock Exchange, or the OSE, and our ADSs are listed on the New York Stock Exchange, or the NYSE, in each case under the symbol "MHG."

Investing in these securities involves certain risks. You should carefully consider risks identified in "Risk Factors" beginning on page 1 of this prospectus and in our most recent Annual Report on Form 20-F before investing in our securities.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2015.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf process, we may sell, from time to time, the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" before purchasing any of our securities.

        In this prospectus, the "Company," the "Group," "we," "us" and "our" refer to Marine Harvest ASA or Marine Harvest ASA and its consolidated subsidiaries, as the context may require.

        We prepare our financial statements incorporated by reference into this prospectus in accordance with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board. We present our consolidated financial statements in Norwegian krone. All references in this prospectus to "krone" or "NOK" are to Norwegian krone, the legal currency of Norway, unless otherwise noted. All references in this prospectus to (i) "$," "USD" or "U.S. dollar" are to the legal currency of the United States and (ii) "EUR" or "Euro" are to the legal currency of participating member states for the purposes of the European Monetary Union.

        You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. If any person provides you with different or inconsistent information, you should not rely on it. We are not making an offer of securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective stated date. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our website does not constitute part of this prospectus.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. Some of these forward-looking statements can be identified by terms and phrases such as "anticipate," "should," "likely," "foresee," "believe," "estimate," "expect," "intend," "continue," "could," "may," "plan," "project," "predict," "will" and similar expressions. These forward-looking statements include statements relating to:

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  our goals and strategies;

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  our ability to increase or otherwise vary our harvest volume in the short- or long-term and our expected investments in working capital;

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  the expected trends in global demand for seafood;

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  our capacity and intention to expand salmon production in Norway or elsewhere;

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  the expected benefits from our acquisition and integration of Morpol ASA, or Morpol, or other acquisitions or business combinations;

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  the expected trends in the seafood industry, globally and regionally;

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  the expected trends in human population growth;

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  our ability to control or mitigate biological risks, including fish diseases and sea lice, through the use of vaccines, treatment or otherwise, and other risks to our fish stocks;

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  expected developments in the cost, availability and quality of fish feed raw materials;

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  our restructuring initiatives, including our restructuring plan for VAP Europe;

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  climate change;

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  our expected capital expenditures and commitments;

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  our ability to maintain access to quality fish feed;

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  future movements in the price of salmon and other seafood;

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  our development of new and attractive products;

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  our future business development, results of operations and financial condition;

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  competition in our industry;

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  the prospects of the Chilean salmon industry;

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  our research and development plans and expectations; and

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  developments in, or changes to, the laws, regulations and governmental policies governing our business and industry.

        The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, such factors are described in "Risk Factors" in this prospectus and in our most recent Annual Report on Form 20-F.

        These forward-looking statements speak only as of the date thereof. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The factors set forth in "Risk Factors" in this prospectus and in our most recent Annual Report on Form 20-F that could cause our actual results to differ materially from those contemplated in any forward-looking statement included in this prospectus or the documents incorporated herein should not be construed as exhaustive. You should read this prospectus and the documents incorporated herein completely and with the understanding that our actual future results may be materially different from our expectations.

RISK FACTORS

        An investment in securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

  •
  the information contained in or incorporated by reference into this prospectus;

  •
  the information contained or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

  •
  the risks described in our Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus; and

  •
  other risks and other information that may be contained in, or incorporated by reference from, other filings that we may make with the SEC.

        The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occur, our business, financial condition or results of operations would likely suffer.

Risks Related to Our Business

We have not yet completed our evaluation of our internal controls over financial reporting and our independent auditor has not yet completed its audit of our internal controls.

        We are required to comply with the internal control certification requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, in our Annual Report on Form 20-F for the year ended December 31, 2014. We have not yet conducted an evaluation of the effectiveness of our internal controls over financial reporting as of December 31, 2014, and our independent auditor has not completed its assessment of our internal controls and is currently unable to conclude that it will be able to issue an unqualified audit report.

        The presence of material weaknesses could result in financial statement errors which, in turn, could lead to errors in our financial reports or delays in our financial reporting, or our auditor may be required to issue a qualified audit report. Because we are in the process of evaluating the effectiveness of our internal controls over financial reporting as of December 31, 2014 and our independent auditor is in the process of performing its assessment, we cannot conclude that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls over financial reporting.

        If either we are unable to conclude that we have effective internal controls over financial reporting or our independent auditor is unable to provide us with an unqualified report on the effectiveness of our internal controls over financial reporting as required by Section 404, investors may lose confidence in our results of operations.

        If it is determined that we are not in compliance with Section 404, we will be required to implement new internal control procedures and re-evaluate our financial reporting. We may experience higher than anticipated operating expenses as well as external auditor fees during the implementation of these changes and thereafter. We may need to hire additional qualified personnel in order for us to be compliant with Section 404. These changes may not, however, be effective in establishing and maintaining the adequacy of our internal controls. If we fail, for any reason, to implement these changes effectively or efficiently, such failure could harm our operations, financial reporting or financial results and could result in our conclusion that our internal control over financial reporting is not effective.

 MARINE HARVEST ASA

        We are a leading seafood company and the world's largest producer of farmed salmon, both by revenue and volume, offering fresh salmon, processed salmon and other processed seafood to customers in approximately 70 countries worldwide. We engage in three principal types of activities:

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  fish farming and primary processing of fish in Norway, Scotland, Canada, Chile, Ireland and the Faroe Islands;

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  secondary processing of seafood in Norway, Chile, Ireland, the United States, the United Kingdom, France, Belgium, the Netherlands, Poland, the Czech Republic, Germany, Japan, Vietnam, Taiwan and South Korea; and

  •
  salmon feed production in Norway.

        Our fish farming operations consist of raising farmed salmon throughout their life cycle, from egg to adult, in a controlled environment and subsequently harvesting and primary processing the fish. The primary processing of fish involves slaughtering and gutting operations. Customers of our primary processed salmon include our own secondary processing operations, distributors and other secondary processors of salmon.

        Our secondary processing entails using the gutted fish to prepare products such as fillets, steaks and other portions of fish. Secondary processing activities also include packaging the products and further preparation to create ready-to-heat or ready-to-eat products. Our customers of secondary processed salmon include other secondary processors of salmon, retailers such as grocery stores and food service providers such as hotels and other service and catering entities.

        Our salmon feed production entails using feed raw materials, including fish meal, fish oil and agricultural commodities such as soy, sun flower, wheat, corn, beans, peas and rape seed oil, to produce salmon feed. We only have salmon feed production in Norway, and our entire production is for internal use. Our first feed plant began operations in the second quarter of 2014.

        Our principal executive and registered office is located at Sandviksboder 77 A/B, 5035 Bergen, Norway. Our telephone number at this address is +47 21 56 23 00.

Trading Update

        In the quarter ended December 31, 2014, the Company harvested approximately 100,000 tons of salmon head on gutted, or HOG, which measures the weight of the fish with the head on, gutted. In terms of salmon HOG by region, the Company harvested approximately 70,000 tons, 6,000 tons, 7,000 tons and 17,000 tons in Norway, Scotland, Canada and Chile, respectively.

 RATIO OF EARNINGS TO FIXED CHARGES

        The Company's ratio of earnings to fixed charges for each of the periods indicated is set forth below. We have derived the ratios of earnings to fixed charges from our historical consolidated financial statements. The ratios should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.

	Nine Months Ended September 30,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	3.70x	5.98x	3.03x	2.61x	12.89x	5.01x

        We have computed the ratios of earnings to fixed charges set forth above by dividing earnings by fixed charges. For the purpose of computing the ratio of earnings to fixed charges, earnings were calculated by adding pre-tax income from continuing operations, fixed charges and distributed income from equity-accounted investees, and subtracting from the total of the added items, earnings of equity-accounted investees and capitalized interest. Fixed charges consist of interest expensed, interest capitalized and amortization of premiums, discounts and issue costs related to indebtedness.

        The ratio of earnings to fixed charges is a ratio that we are required to present in this prospectus in accordance with SEC rules and regulations. This ratio is different from the ratios that we are required to maintain under our credit facilities and may not be a ratio used by investors to evaluate our overall operating performance.

 PRICE RANGE OF ORDINARY SHARES

        The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ordinary shares on the OSE in NOK. The price per share of our ordinary shares has been retroactively adjusted to reflect the share consolidation at a ratio of 10:1 that we conducted on January 20, 2014.

	Price per ordinary share
	High	Low
Annual:
Year ended December 31, 2010	64.40	42.39
Year ended December 31, 2011	69.95	21.90
Year ended December 31, 2012	52.10	26.12
Year ended December 31, 2013	73.85	50.20
Year ended December 31, 2014	103.50	63.10
Quarterly:
Three months ended March 31, 2013	60.45	50.20
Three months ended June 30, 2013	63.70	55.30
Three months ended September 30, 2013	65.05	56.40
Three months ended December 31, 2013	73.85	63.50
Three months ended March 31, 2014	78.10	63.10
Three months ended June 30, 2014	83.75	66.45
Three months ended September 30, 2014	89.90	76.20
Three months ended December 31, 2014	103.50	81.40
Most Recent Six Months:
July 2014	88.55	82.15
August 2014	87.40	76.20
September 2014	89.90	83.35
October 2014	95.50	81.40
November 2014	103.50	94.55
December 2014	103.40	95.70
January 2015 (through January 30, 2015)	110.30	95.45

        The following table sets forth, for the periods indicated, the reported high and low closing sale prices of our ADSs on the NYSE in USD.

	Price per ordinary share
	High	Low
Annual:
Year ended December 31, 2014 (since January 28, 2014)	15.34	10.51
Quarterly:
Three months ended March 31, 2014 (since January 28, 2014)	12.44	10.51
Three months ended June 30, 2014	13.72	11.65
Three months ended September 30, 2014	14.37	12.55
Three months ended December 31, 2014	15.34	12.55
Most Recent Six Months:
July 2014	13.37	13.45
August 2014	13.98	12.56
September 2014	14.09	13.13
October 2014	14.22	12.55
November 2014	15.34	14.03
December 2014	14.71	12.93
January 2015 (through January 30, 2015)	14.29	12.66

 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company pursuant to this prospectus will be used for general corporate purposes. General corporate purposes may include investment in our subsidiaries, including capital expenditures, the acquisition of, or investment in, companies or properties in our business or businesses that complement our activities and repayment of outstanding indebtedness.

 DESCRIPTION OF ORDINARY SHARES

Share Capital

        Our share capital is NOK 3,077,833,192.5 divided into 410,377,759 ordinary shares having a nominal value of NOK 7.50 per share. As of the date of this prospectus, we held 40,970 shares in treasury having a book value of NOK 2,796,349.64 and a total nominal value of NOK 307,275. Our shares are fully paid and non-assessable.

        As of December 31, 2013, we had a share capital of NOK 3,077,833,185.75 divided into 4,103,777,581 ordinary shares having a nominal value of NOK 0.75 per share. At the extraordinary general meeting held on January 20, 2014, it was resolved to issue nine new ordinary shares with a nominal value of NOK 0.75 and to consolidate the Company's ordinary shares at a ratio of 10:1, resulting in the increase in the nominal value of our shares from NOK 0.75 to NOK 7.50 and a reduction in the number of ordinary shares to 410,377,759. As of December 31, 2014, we had a share capital of NOK 3,077,833,192.5 divided into 410,377,759 ordinary shares having a nominal value of NOK 7.50 per share.

        As of December 31, 2012, we had a share capital of NOK 2,811,256,197.75 divided into 3,748,341,597 ordinary shares having a nominal value of NOK 0.75 per share. On November 13, 2013, we announced that we had exercised our right to redeem the outstanding bonds under the EUR 225,000,000, five-year convertible bond that we issued in 2010. Bondholders representing an aggregate principal amount of EUR 224,600,000 elected to convert their bonds into shares at a conversion price of EUR 0.6319, and on December 3, 2013, we issued 355,435,984 new ordinary shares. Following this share capital increase, we had a share capital of NOK 3,077,833,185.75 divided into 4,103,777,581 ordinary shares having a nominal value of NOK 0.75 per share.

        As of December 31, 2011, we had a share capital of NOK 2,685,855,407.25 divided into 3,581,140,543 ordinary shares having a nominal value of NOK 0.75 per share. On December 14, 2012, our board of directors resolved to issue 83,600,527 new ordinary shares, or the Geveran Shares, to Geveran Trading Co. Ltd., at a subscription price of NOK 5.0837 per share, to partly finance the NOK 512,614,607.50 cash portion of the purchase price for the acquisition of a 48.5% share in Morpol. Further, our board of directors resolved to issue 80,524,404 new ordinary shares and 3,076,123 new ordinary shares, or, collectively, the Consideration Shares, to Friendmall Ltd. and Bazmonta Holdings Limited, respectively, at a subscription price of NOK 5.0837 per share, to settle the NOK 425,000,000 portion of the purchase price for the acquisition of a 48.5% share in Morpol to be settled through the issuances of ordinary shares in the Company. Following the two share capital increases, we had a share capital of NOK 2,811,256,197.75 divided into 3,748,341,597 ordinary shares having a nominal value of NOK 0.75 per share.

Authorization to the Board to Increase the Share Capital and Issue New Ordinary Shares

        At the annual general meeting held on May 22, 2014, the general meeting granted the board of directors an authorization to increase the share capital by up to NOK 307,783,312.50. This authorization is valid until the annual general meeting of 2015, but not past July 1, 2015. The board of directors may waive the preferential rights of shareholders with respect to these shares.

        At the annual general meeting held on June 4, 2012, the general meeting granted the board of directors an authorization to increase the share capital by up to NOK 134,300,000 through the issuance of up to 179,066,667 ordinary shares having a nominal value of NOK 0.75 per share. This authorization was valid until the annual general meeting of 2013, but not past July 1, 2013. The board of directors may waive the preferential rights of shareholders with respect to these shares. On December 14, 2012, the board of directors used this authorization to issue the Geveran Shares and the Consideration Shares.

Authorization to the Board to Acquire Our Shares

        At the annual general meeting held on May 22, 2014, the general meeting granted the board of directors an authorization to acquire our shares. The aggregate nominal value of shares that may be acquired pursuant to this authority cannot exceed NOK 307,783,312.50, which equated to 10% of our share capital at the time of the general meeting. The minimum and maximum price at which we can acquire our shares pursuant to this authority is NOK 7.50 per share and NOK 120 per share, respectively. The authorization is valid until the annual general meeting in 2015, but not past July 1, 2015. On December 9, 2014, the board of directors used this authorization to purchase 81,396 of our shares in the open market at an average price of NOK 99.259 per share. The shares were purchased for resale to those employees who had elected to participate in our share purchase program for employees.

        At the annual general meeting held on May 23, 2013, the shareholders granted the board of directors the authorization to acquire our shares, or the 2013 Buyback Authorization. The aggregate nominal value of shares that could be acquired pursuant to the 2013 Buyback Authorization could not exceed NOK 281,125,500 (expressed in terms of shares prior to the share consolidation), which equated to 10% of our share capital at the time of the general meeting. The minimum and maximum price at which we could acquire our shares pursuant to the 2013 Buyback Authorization was NOK 0.75 per share and NOK 12 per share (expressed in terms of shares prior to the share consolidation), respectively. The 2013 Buyback Authorization was valid until the annual general meeting in 2014, but not past July 1, 2014.

        On August 21, 2013, the board of directors used the 2013 Buyback Authorization to purchase 3,669,797 of our shares (NOK 2,752,348 in nominal value and expressed in terms of shares prior to the share consolidation) in the open market at an average price of NOK 5.8967 per share. The shares were purchased for resale to 51 senior executives who participated in the 2010 allotment under our share-based bonus scheme.

        On November 26, 2013, the board of directors used the 2013 Buyback Authorization to purchase 759,665 of our shares (NOK 569,748.75 in nominal value and expressed in terms of shares prior to the share consolidation) in the open market at an average price of NOK 6.7635 per share. The shares were purchased for resale to 595 of our employees that had elected to participate in our share purchase program for employees.

        On April 1, 2014, the board of directors used the 2013 Buyback Authorization to purchase 186,207 of our shares (NOK 1,396,552.5 in nominal value) in the open market at an average price of NOK 68.1687 per share. These shares were purchased for resale to 46 senior executives who participated in the 2011 allotment under our share-based bonus scheme.

        At the annual general meeting held on June 4, 2012, the shareholders granted the board of directors authorization to acquire our shares. The aggregate nominal value of shares that could be acquired pursuant to this authority could not exceed NOK 268,585,000 (expressed in terms of shares prior to the share consolidation), which equated to 10% of our share capital at the time of the general meeting. The minimum and maximum price at which we could acquire our shares pursuant to this authority was NOK 0.75 per share and NOK 12 per share (expressed in terms of shares prior to the share consolidation), respectively. The authorization was valid until the annual general meeting in 2013, but not past July 1, 2013. On December 3, 2012, the board of directors used this authorization to purchase 1,027,629 of our shares (NOK 770,721.75 in nominal value and expressed in terms of shares prior to the share consolidation) in the open market at an average price of NOK 4.971 per share. These shares were purchased for resale to those of our employees that had elected to participate in our share purchase program for employees.

Authorization to the Board to Issue Convertible Bonds

        At the annual general meeting held on May 22, 2014, the shareholders granted the board of directors authority to allow us to issue bonds with an aggregate principal amount of up to NOK 3,200,000,000 convertible into our ordinary shares. Subject to this aggregate amount limitation, the authority may be used on more than one occasion. The share capital increase following from such conversion cannot exceed NOK 480,000,000 (subject to adjustments in the conversion terms resulting from changes to our capital). This authority lasts until the annual general meeting of 2015, but not past July 1, 2015. The board of directors may waive the preferential rights of shareholders to subscribe for convertible bonds.

        At the annual general meeting held on May 23, 2013, the shareholders granted the board of directors authority to allow us to issue bonds with an aggregate principal amount of up to NOK 3,200,000,000 convertible into our ordinary shares. Subject to this aggregate amount limitation, the authority may be used on more than one occasion. The number of shares to be issued in settlement of such bonds cannot exceed 640,000,000 shares, representing an increase in our share capital of a maximum of NOK 480,000,000. This authority lasted until the annual general meeting of 2014, but not past than July 1, 2014. The board of directors may waive the preferential rights of shareholders to subscribe for convertible bonds. On April 24, 2014, the board of directors used this authorization to issue our EUR 375,000,000 convertible bond.

        At the annual general meeting held on June 4, 2012, the shareholders granted the board of directors authority to allow us to issue bonds with an aggregate principal amount of up to NOK 3,200,000,000 convertible into our ordinary shares. Subject to this aggregate amount limitation, the authority may be used on more than one occasion. The number of shares to be issued in settlement of such bonds cannot exceed 640,000,000 shares, representing an increase in our share capital of a maximum of NOK 480,000,000. This authority lasted until the annual general meeting of 2013, but not past July 1, 2013. The board of directors may waive the preferential rights of shareholders to subscribe for the convertible bonds. On May 6, 2013, the board of directors used this authorization to issue our EUR 350,000,000 convertible bond.

General Meetings

        In accordance with Norwegian law, our annual general meeting of shareholders must be held each year on or prior to June 30. Norwegian law requires that written notice of general meetings be sent to all shareholders whose addresses are known at least 21 days prior to the date of the meeting. A shareholder may vote at the general meeting either in person or by proxy. The annual general meeting deals with the annual report and accounts, including distribution of dividends, and any other matters as required by law or our articles of association.

        In addition to the annual general meeting, extraordinary general meetings of shareholders may be held if deemed necessary by the board of directors. An extraordinary general meeting must be convened for consideration of certain matters upon written request of our auditors or of shareholders representing a total of at least 5% of the outstanding share capital.

Voting Rights

        All of our ordinary shares carry equal right to vote at general meetings. Except as otherwise provided, decisions which shareholders are entitled to make pursuant to Norwegian law or our articles of association may be made by a simple majority of the votes cast. In the case of elections, the persons who obtain the most votes cast are deemed elected. However, certain decisions, including resolutions to issue or to authorize our board of directors to issue new shares, convertible bonds or warrants, waive preferential rights in connection with any such issue, to approve a merger or demerger, to amend our articles of association or to authorize our board of directors to purchase our shares and hold them as treasury shares and to reduce our share capital must receive the approval of at least two-thirds of the aggregate number of votes cast as well as two-thirds of the share capital represented at a general meeting. Norwegian law further requires that certain decisions, which have the effect of substantially altering the rights and preferences of any shares or class of shares, receive approval by all the holders of such shares or class of shares as well as the majority required for amending the articles of association. Decisions that (i) would reduce the rights of some or all of the our shareholders in respect of dividend payment or other rights to assets or (ii) restrict the transfer of the shares, require that at least 90% of the share capital represented at the general meeting in question vote in favor of the resolution, as well as the majority required for amending the articles of association.

        In order to be entitled to vote at a general meeting, a shareholder must be registered as the owner of shares in the share register kept by the Norwegian Central Securities Depository, referred to as the VPS System (described below), or, alternatively, attend a meeting and provide evidence of share ownership.

        Beneficial owners of shares which are registered in the name of a nominee are not entitled to vote under Norwegian law, nor are any persons who are designated in the register as holding such shares as nominees. The beneficial owners of ADSs will therefore only be able to vote at meetings by surrendering their ADSs, withdrawing their ordinary shares from the ADS depositary and registering their ownership of such ordinary shares directly in our share register in the VPS System. Alternatively, the ADS holder may instruct the ADR depositary to vote for the ordinary shares underlying the ADSs on behalf of the holder, provided that the ADS holder instructs the depositary to execute a temporary transfer of the underlying ordinary shares in the VPS System to the beneficial owner. Similarly, beneficial owners of ordinary shares registered through other VPS-registered nominees will not be able to vote their shares unless their ownership is re-registered in the name of the beneficial owner prior to the relevant shareholders' meeting.

The VPS System and Transfer of Shares

        The VPS System is Norway's paperless centralized securities registry. It is a computerized bookkeeping system that is operated by an independent body used to record ownership of and transactions in or relating to shares in Norwegian public companies. Our share register is operated through the VPS System.

        All transactions relating to securities registered with the VPS are made through computerized book entries. No physical share certificates are or can be issued. The VPS System confirms each entry by sending a transcript to the registered shareholder regardless of beneficial ownership. To effect these entries, the individual shareholder must establish a securities account with a Norwegian account agent. Norwegian banks, the Central Bank of Norway, authorized securities brokers in Norway and Norwegian branches of credit institutions established within the European Economic Area are allowed to act as account agents.

        The entry of a transaction in the VPS System is prima facie evidence in determining the legal rights of parties as against the issuing company or a third party claiming an interest in the subject security.

        VPS is strictly liable for any direct economic loss resulting from an error in connection with registering, altering or canceling a right unless the error is caused by matters outside VPS's control and which VPS could not reasonably be expected to avoid or mitigate. VPS's liability is capped at NOK 500 million. The courts may reduce or set aside VPS's liability if the person who has suffered the loss has contributed to the loss willfully or negligently.

        VPS must provide information to the Financial Supervisory Authority of Norway, or the NFSA, on a regular basis, as well as any information that the NFSA requests. Further, Norwegian tax authorities may require certain information from VPS regarding any individual's holdings of securities, including information about dividends and interest payments.

        Non-Norwegian shareholders may register their shares in VPS in the name of a nominee (bank or other nominee) approved by the NFSA. An approved and registered nominee has a duty to provide information on demand about beneficial shareholders to the Company and to the Norwegian authorities. In case of registration by nominees, the registration in VPS must show that the registered owner is a nominee under Norwegian law. A registered nominee has the right to receive dividends and other distributions, but cannot vote in general meetings on behalf of the beneficial owners. A transferee or assignee of shares may not exercise the rights of a shareholder with respect to his or her shares unless that transferee or assignee has registered his or her shareholding or has reported and shown evidence of such share acquisition and the acquisition of such shares is not prevented by law, our articles of association or otherwise.

Additional Issuances and Preferential Rights

        If we issue any new shares, including bonus share issues, our articles of association must be amended, which requires the same vote as other amendments to our articles of association. In addition, under Norwegian law, our shareholders have a preferential right to subscribe to issues of new shares by us. The preferential rights may be waived by a resolution at a general meeting passed by the same majority required to approve amendments to our articles of association.

        The general meeting may, with a majority vote as described above, authorize the board of directors to issue new shares and to waive the preferential rights of shareholders in connection with such issuances. Such authorization may be effective for a maximum of two years and the nominal value of the shares to be issued may not exceed 50% of the nominal share capital when the authorization is registered in the Norwegian Register of Business Enterprises.

        The issuance of shares to holders who are citizens or residents of the United States upon the exercise of preferential rights may require us to file a registration statement in the United States under United States securities laws. If we decide not to file a registration statement, these holders may not be able to exercise their preferential rights. If a United States holder of our ADSs is ineligible to exercise rights received in a rights offering, such shareholder would not be able to exercise such preferential rights and we would, to the extent practicable, seek to sell such rights on the shareholder's behalf.

        Under Norwegian law, bonus share issues may be distributed, subject to shareholder approval, by transfer from our distributable equity. Any bonus issues may be effected either by issuing shares or by increasing the nominal value of the shares outstanding.

Minority Rights

        Norwegian law contains a number of protections for minority shareholders against oppression by the majority, including those described in this paragraph. Any shareholder may petition the courts to have a decision of the board of directors or a general meeting declared invalid on the grounds that it unreasonably favors certain shareholders or third parties to the detriment of other shareholders or the Company. In certain extreme circumstances, shareholders may require the courts to dissolve the Company as a result of such decisions. Shareholders holding 5% or more of our share capital have a right to demand that we hold an extraordinary general meeting to discuss or resolve specific matters. In addition, any shareholder may demand that we place an item on the agenda for any general meeting if we are notified in time for such item to be included in the notice of the meeting.

Payment of Dividends

        Our policy is to maintain a dividend level that reflects the present and future cash generation potential of the Company. We target a net interest-bearing debt/equity ratio of less than 0.5x. When the target level is met, we aim to distribute as dividends at least 75% of the annual free cash flow after operational and financial commitments.

Rights of Redemption and Repurchase of Shares

        Our share capital may be reduced by reducing the par value of our shares or by cancelling our shares. Such a decision requires the approval of at least two-thirds of the aggregate number of votes cast and at least two-thirds of the share capital represented at the general meeting. Redemption of shares of individual shareholders requires consent of the holders of the shares to be redeemed.

        We may purchase our shares if an authorization to do so has been given by a general meeting with the approval of at least two-thirds of the aggregate number of votes cast as well as two-thirds of the share capital represented at the general meeting. The aggregate nominal value of treasury shares held by the Company must not exceed 10% of the Company's share capital and treasury shares may only be acquired if the Company's distributable equity, according to the latest adopted balance sheet, exceeds the consideration to be paid for the shares. The authorization by the general meeting cannot be given for a period exceeding two years.

Shareholders' Votes on Certain Reorganizations

        A decision to merge with another company or to demerge requires a resolution of our shareholders at a general meeting passed by a two-thirds majority of the aggregate votes cast as well as two-thirds of the aggregate share capital represented at the general meeting. A merger plan or demerger plan signed by the board of directors along with certain other required documentation would have to be sent to all shareholders at least one month prior to the general meeting.

        Any agreement between us and a shareholder or a shareholder's related party, a director or the Chief Executive Officer where the consideration exceeds the equivalent of 5% of our share capital must be approved by a general meeting. This does not apply to acquisition of listed securities at market price or to agreements in the ordinary course of business entered into on normal commercial terms.

Obligations and Liability of Directors and the Chief Executive Officer

        Our directors and the Chief Executive Officer owe a fiduciary duty to the Company and its shareholders. Their fiduciary duty requires that they act in our best interests when exercising their functions and to exercise a general duty of loyalty and care toward us. Their principal task is to promote and safeguard the interests of the Company.

        Our directors and the Chief Executive Officer can each be held liable for any damage they negligently or willfully cause us. Norwegian law permits the general meeting to exempt any such person from liability, but the exemption is not binding if substantially correct and complete information was not provided at the general meeting when the decision was taken. If a resolution to grant such exemption from liability or to not pursue claims against such a person has been passed by a general meeting with a smaller majority than that required to amend our articles of association, shareholders representing more than 10% of the share capital or (if there are more than 100 shareholders) more than 10% of the number of shareholders may pursue the claim on our behalf and in our name. The cost of any such action is not our responsibility, but can be recovered from any proceeds we receive as a result of the action. If the decision to grant exemption from liability or to not pursue claims is made by such a majority as is necessary to amend the articles of association, the minority shareholders cannot pursue the claim in our name.

Indemnification of Directors

        Neither Norwegian law nor our articles of association contain any provision concerning indemnification by us of our directors.

        The Company maintains a director and officer insurance policy which insures the directors and officers of the Company and its subsidiaries, within certain limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Distribution of Assets on Liquidation

        Under Norwegian law, a company may be wound-up by a resolution of the company's shareholders in a general meeting passed by both a two-thirds majority of the aggregate votes cast and two-thirds of the aggregate share capital represented at the meeting. The shares rank equal in the event of a return on capital by the company upon a winding-up or otherwise.

The Norwegian Securities Trading Act

        Norwegian companies listed on the OSE and their shareholders are required to comply with the provisions of the Norwegian Securities Trading Act.

Disclosure of Acquisitions and Disposals

        A person, entity or consolidated group that acquires or disposes of shares, options for shares or other rights to shares resulting in its beneficial ownership, directly or indirectly, in the aggregate, reaching, exceeding or falling below the respective thresholds of 5%, 10%, 15%, 20%, 25%, 1/3, 50%, 2/3 or 90% of the share capital or voting rights in the Company has an obligation under Norwegian law to notify us and the OSE of such action immediately. The same applies if the disclosure thresholds are crossed due to other circumstances, such as a change in the company's share capital. A corresponding disclosure obligation applies with respect to any holder of ADSs who is entitled upon surrender of the ADSs to acquire directly or indirectly the beneficial ownership of a number of shares that, together with any other shares, additional ADSs representing ordinary shares or options for shares or other rights to shares resulting in its beneficial ownership, directly or indirectly, in the aggregate, meets, exceeds or falls below these thresholds.

Mandatory Bid Requirement

        Norwegian law requires any person, entity or consolidated group that acquires more than one-third of the voting rights of a Norwegian company listed on the OSE to make an unconditional general offer to acquire the whole of the outstanding share capital of that company. A mandatory offer obligation may also be triggered where a party acquires the right to become the owner of shares that, together with the party's own shareholding, represent more than one-third of the voting rights in the company and the OSE determines that this is regarded as an effective acquisition of the shares in question.

        This offer and the related offer document will be subject to approval by the OSE before submission of the offer to the shareholders. The offer must be in cash or contain a cash alternative at least equivalent to any other consideration offered. The offering price per share must be at least as high as the highest price paid or agreed by the offeror for the shares in the six-month period prior to the date the one-third threshold was crossed. If the offeror acquires or agrees to acquire additional shares at a higher price prior to expiry of the mandatory offer period, the offeror is obligated to restate its offer at such higher price. A shareholder who fails to make the required offer must within four weeks dispose of sufficient shares so that the obligation ceases to apply. Otherwise, the OSE may cause the shares exceeding the one-third limit to be sold by public auction. A shareholder who fails to make such bid cannot, as long as the mandatory bid requirement remains in force, vote the portion of his shares which exceed the one-third limit or exercise any rights of share ownership in respect of such shares, unless a majority of the remaining shareholders approve, other than the right to receive dividends and preferential rights in the event of a share capital increase. In addition, the OSE may impose a daily fine upon a shareholder who fails to make the required offer.

        Any person, entity or consolidated group that owns shares representing more than one-third of the votes in a Norwegian company listed on a Norwegian regulated market is obliged to make an offer to purchase the remaining shares of the company (repeated offer obligation) if the person, entity or consolidated group through acquisition becomes the owner of shares representing 40% or more of the votes in the company. The same applies correspondingly if the person, entity or consolidated group, through acquisition, becomes the owner of shares representing 50% or more of the votes in the company.

        Any person, entity or consolidated group that has passed any of the above mentioned thresholds in such a way as not to trigger the mandatory bid obligation, and has therefore not previously made an offer for the remaining shares in the company in accordance with the mandatory offer rules is, as a main rule, obliged to make a mandatory offer in the event of a subsequent acquisition of shares in the company.

Compulsory Acquisition

        Pursuant to the Norwegian Public Limited Companies Act, a shareholder who, directly or through subsidiaries, acquires shares representing 90% or more of the total number of issued shares as well as 90% or more of the total voting rights (such shareholder, a "Majority Shareholder") has the right (and each remaining minority shareholder of that company would have the right to require the majority shareholder) to effect a compulsory acquisition for cash of any shares not already owned by such shareholder. A compulsory acquisition has the effect that the Majority Shareholder becomes the owner of the shares of the minority shareholders with immediate effect.

        If a shareholder, directly or through subsidiaries, acquires shares representing more than 90% of the total number of issued shares, as well as more than 90% of the total voting rights, through a voluntary offer in accordance with the Norwegian Securities Trading Act, a compulsory acquisition can, subject to the following conditions, be carried out without such shareholder being obliged to make a mandatory offer: (i) the compulsory acquisition is commenced no later than four weeks after the acquisition of shares through the voluntary offer, (ii) the price offered per share is equal to or higher than what the offer price would have been in a mandatory offer, and (iii) the settlement is guaranteed by a financial institution authorized to provide such guarantees in Norway.

        A Majority Shareholder who effects a compulsory acquisition is required to offer the minority shareholders a specific price per share. The determination of the offer price is at the discretion of the Majority Shareholder. However, where the offeror, after making a mandatory or voluntary offer, has acquired more than 90% of the voting shares of a company and a corresponding proportion of the votes that can be cast at the general meeting, and the offeror pursuant to Section 4-25 of the Norwegian Public Limited Companies Act completes a compulsory acquisition of the remaining shares within three months after the expiry of the offer period, pursuant to the Norwegian Securities Trading Act, the redemption price must be determined on the basis of the offer price for the mandatory/voluntary offer unless specific reasons indicate another price.

        Should any minority shareholder not accept the offered price, such minority shareholder may, within a specified period of not less than two months, request that the price be set by the Norwegian courts. The cost of such court procedure would normally be charged to the account of the Majority

Shareholder, and the courts would have full discretion in determining the consideration due to the minority shareholder as a result of the compulsory acquisition.

        Absent a request for a Norwegian court to set the price or any other objections to the price being offered, the minority shareholder would be deemed to have accepted the offered price after expiry of the specified deadline.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The definitions of certain terms used in this description are set forth throughout the text and shall only apply to this description.

        Citibank, N.A., or Citibank, has agreed to act as the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is DNB BANK ASA, Custody and Investor Services-M10 S, located at P.O. Box 1600 Sentrum, No-0021 Oslo, Norway.

        We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC's website (www.sec.gov).

        We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

        Each ADS represents the right to receive one ordinary share, or the "Share," having a nominal value of NOK 7.50 per ordinary share of Marine Harvest ASA on deposit with the custodian. An ADS also represents the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions, practical considerations or for any other reason. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. Owners of ADSs will be able to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADRs specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of the Shares will continue to be governed by the laws of Norway, which may be different from the laws of New York.

        In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

        As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company ("DTC"), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

        The registration of the Shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable Shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the Shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

        As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deduction the applicable fees, taxes and expenses.

Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the applicable laws and regulations.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

        Whenever we make a free distribution of the Shares for the securities on deposit with the custodian, we will deposit the applicable number of the Shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the Shares deposited or modify the ADS-to-Share ratio, in which case each ADS you hold will represent rights and interests in the additional Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-Share ratio upon a distribution of the Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

        Whenever we intend to distribute rights to purchase additional Shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to ADS holders.

        The depositary bank will establish procedures to distribute rights to purchase additional ADSs to ADS holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to ADS holders, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights under the terms of the deposit agreement. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

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  we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

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  we fail to deliver satisfactory documents to the depositary bank; or

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  it is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to ADS holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional Shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to you only if we have timely requested that the elective distribution be made available to you, such distribution is reasonably practicable and we have provided all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Norway would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

        Whenever we intend to distribute property other than cash, Shares or rights to purchase additional Shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        The depositary bank will distribute the property to the holders only if we request the depositary bank to make such distribution to you, it is reasonably practicable to distribute such property to you and we provide all of the documentation contemplated in the deposit agreement. Distribution of the property by the depositary bank to the holders will be made in a manner the depositary bank deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

Issuance of ADSs upon Deposit of Shares

        Upon completion of an offering of ADSs, the Shares being offered pursuant to this prospectus and the related prospectus supplement will be deposited by us with the custodian. Following receipt of confirmation of such deposit and payment of any applicable issuance fees, charges and taxes, the depositary bank will issue ADSs. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in the related prospectus supplement.

        In addition, the depositary bank may create ADSs on your behalf if you or your broker deposit Shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Shares to the custodian. Your ability to deposit Shares and receive ADSs may be limited by U.S. and Norwegian legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of Shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

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  the Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

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  all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised;

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  you are duly authorized to deposit the Shares;

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  the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement); and

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  the Shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

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  deliver the ADR to the depositary bank at its principal office for the purpose of effecting a transfer;

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  ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

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  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

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  provide any transfer stamps required by the State of New York or the United States; and

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  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank for the purpose of having them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs and provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate.

Withdrawal of Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Shares to an account within the VPS as directed by you. Your ability to withdraw the Shares may be limited by U.S. and Norwegian law considerations applicable at the time of withdrawal. In order to withdraw the Shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Shares being withdrawn in each case under the terms of the deposit agreement. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the Shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

  •
  temporary delays that may arise because (i) the transfer books for the Shares or ADSs are closed, or (ii) Shares are immobilized on account of a shareholders' meeting or a payment of dividends;

  •
  obligations to pay fees, taxes and similar charges in accordance with the deposit agreement; and

  •
  restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        Under the deposit agreement, as a holder, you generally have the right to instruct the depositary bank to exercise the voting rights for the Shares represented by your ADSs, provided that you are, or are acting upon the instruction of, the beneficial owner of the ADSs and the beneficial owner is registered as a shareholder of Marine Harvest ASA in the VPS prior to the meeting.

        At our request, the depositary bank will distribute to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

        If the depositary bank timely receives valid voting instructions from a holder of ADSs, it will endeavor to:

  •
  cause the number of Shares represented by that holder's ADSs and to which that holder's voting instructions relate to be temporarily registered on an account in the VPS in the name of the beneficial owner(s); and

  •
  vote the securities (in person or by proxy) represented by the holder's ADSs in accordance with such voting instructions.

        In order to give the depositary bank a valid voting instruction with respect to the ADSs, holders of the ADSs must (i) either state in their voting instruction that they are the beneficial owners of those ADSs or identify in their voting instruction the beneficial owner(s) of those ADSs; and (ii) either agree with the depositary bank that the depositary bank will block registration of transfer of their ADSs or deliver their ADSs to a blocked account with DTC for the account of the depositary bank, in each case, until the conclusion of the meeting.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

        In particular, as described under "Description of Ordinary Shares—Voting Rights," in order to be entitled to vote at a general meeting, you must be registered as the owner of Shares in the share register kept by the VPS System, or, alternatively, attend a meeting and provide evidence of Share ownership. Beneficial owners of Shares which are registered in the name of a nominee are not entitled to vote under Norwegian law, nor are any persons who are designated in the register as holding such shares as nominees. The beneficial owners of ADSs will therefore only be able to vote at meetings by surrendering their ADSs, withdrawing their ordinary shares from the ADS depositary and registering their ownership of such ordinary shares directly in our share register in the VPS System.

Fees and Charges

        As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
• Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions of shares)	Up to U.S. 5¢ per ADS issued(1)
• Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled(2)
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held(2)
• Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. 5¢ per ADS held(2)
• Distribution of cash dividends or other cash distribution (i.e., sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held(3)

(1)
For a period of three years from January 27, 2014, we have agreed with Citibank, N.A. to cap the foregoing fee at 1¢ per ADS issued.

(2)
For a period of three years from January 27, 2014, we have agreed with Citibank, N.A. to cap the foregoing fee at 3¢ per ADS.

(3)
For a period of three years from January 27, 2014, we have agreed with Citibank, N.A. for Citibank, N.A. to not charge this fee.

        As an ADS holder you will also be responsible to pay certain charges such as:

  •
  taxes (including applicable interest and penalties) and other governmental charges applicable to you;

  •
  the registration fees as may from time to time be in effect for the registration of Shares on the VPS and applicable to transfers of Shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

  •
  certain cable, telex and facsimile transmission and delivery expenses;

  •
  the expenses and charges incurred by the depositary bank in the conversion of foreign currency;

  •
  the expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, ADSs and ADRs; and

  •
  the expenses incurred by the depositary bank, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

        ADS fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into

DTC or presented to the depositary bank via DTC, the ADS issuance and cancellation fees and charges are charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of distributions other than cash, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges. For ADSs held through DTC, the ADS fees and charges for distributions other than cash are charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

        In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank, acting jointly. You will receive prior notice of such changes.

        The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time. Citibank did not make any reimbursement payments to the Company in the year ended December 31, 2014.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

  •
  we and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith;

  •
  the depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement;

  •
  the depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Shares, for the validity or worth of the Shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice;

  •
  we and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement;

  •
  we and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control;

  •
  we and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit;

  •
  we and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information;

  •
  we and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Shares but is not, under the terms of the deposit agreement, made available to you;

  •
  we and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties; and

  •
  we and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

        No disclaimer of any liability under the Securities Act of 1933, as amended, is intended by any provision of the deposit agreement.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Governing Law

        The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Shares (including Shares represented by ADSs) is governed by the laws of Norway.

DESCRIPTION OF PREFERRED SHARES

        As of the date of this prospectus, we have not issued any preferred shares. Our shareholders may, at a general meeting, resolve to issue one or more series of preferred shares specifying the terms and rights of that series (or authorize our board of directors to issue preferred shares with such terms and rights that has been determined by the general meeting), including:

  •
  the designation of the series;

  •
  the number of shares or the minimum and maximum number of shares in the series;

  •
  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

  •
  the dates at which dividends, if any, will be payable;

  •
  the redemption rights and price or prices, if any, for shares of the series;

  •
  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

  •
  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made; and

  •
  the voting rights, if any, of the holders of the series.

        The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

 DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

        We may issue series of debt securities, which may include debt securities convertible into equity. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

        The debt securities offered hereby may be secured or unsecured, and may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee to be named in the indenture. The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors (and with respect to debt securities convertible into equity pursuant to an authorization or a resolution by the general meeting) and detailed or determined in the manner provided in a board of directors' resolution, an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

        We can issue an unlimited amount of debt securities under an indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered the initial offering price, the aggregate principal amount and the terms of the debt securities, including the following:

  •
  the title of the debt securities;

  •
  the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which we will pay the principal on the debt securities;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest and the right, if any, to extend the maturity of the debt securities, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where the principal of, premium, and interest on the debt securities will be payable;

  •
  the terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

  •
  the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

  •
  the denominations in which the debt securities will be issued;

  •
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the currency of denomination of the debt securities;

  •
  material covenants set forth in any indenture relating to the securities;

  •
  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

  •
  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  •
  the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  whether the debt securities will be senior or subordinated and any applicable subordination provisions;

  •
  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        We may issue debt securities that are exchangeable and/or convertible into shares of our ordinary shares. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of ordinary shares or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement. Neither the trustee nor the conversion agent shall have any duty to verify calculations respecting conversions. All such calculations shall be performed by us and our agents. Neither the trustee nor the conversion agent shall have any liability for not verifying our calculations and shall be entitled to rely upon them.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

 DESCRIPTION OF WARRANTS

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of the warrants that will be filed with the SEC in connection with the offering of such warrants.

General

        Our shareholders may, at a general meeting, resolve to issue warrants to purchase our ordinary or preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and the investor, a bank or a trust company as warrant agent. Any such warrant agent would act solely as our agent and will not assume any obligation or relationship or agency or trust for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued and exercised;

  •
  the currency or currencies in which the price of such warrants will be payable;

  •
  the designation and terms of the ordinary or preferred shares purchasable upon exercise of such warrants;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the number or principal amount of ordinary or preferred shares that may be purchased upon exercise of warrants (including, if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time) and the price at which such ordinary or preferred shares may be purchased upon exercise;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the related ordinary or preferred shares will be separately transferable;

  •
  information with respect to the holding and transfer of the warrants within VPS;

  •
  any material Norwegian and United States federal income tax consequences;

  •
  the anti–dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  terms, procedures and limitations relating to the exchange and exercise of such warrants; and

  •
  any other material terms of the warrants.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

        We may, subject to obtaining the required corporate resolutions, issue subscription rights to purchase any of our securities. These subscription rights may be issued independently or together with any other security offered hereby, and may or may not be transferable by the person purchasing or receiving the subscription rights in such offering. In connection with any offering of such subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        We may enter into a subscription rights agent agreement with a bank or trust company, as rights agent. Any such subscription rights agent would act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust with any holders of subscription rights certificates or beneficial owners of subscription rights. The prospectus supplement relating to a particular offering of subscription rights will describe the terms of the subscription rights, including, among other things, the following:

  •
  the date of determining the shareholders entitled to the subscription rights distribution;

  •
  the number of subscription rights issued or to be issued;

  •
  the exercise price payable for each security upon the exercise of the subscription rights;

  •
  the number and terms of the securities which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  if applicable, a discussion of the material Norwegian and United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

  •
  the date on which the holder's ability to exercise the subscription rights shall commence and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such subscription rights; and

  •
  any other terms of the subscription rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the subscription rights.

 UNAUDITED RECONCILIATION OF CERTAIN NON-IFRS FINANCIAL INFORMATION

        Some of the financial information presented in the documents incorporated herein by reference contains non-IFRS financial measures, including Operational EBIT, Operational EBITDA, operational revenues, ROCE, NIBD/equity, Operational EBIT % and Underlying EPS. We discuss below how we define and calculate these non-IFRS measures.

Non-IFRS Financial Measures

        Operational EBIT and Operational EBITDA.    Operational EBIT is a non-IFRS financial measure, calculated by excluding each of the following items from EBIT as set forth in our consolidated statement of income prepared in accordance with IFRS: change in unrealized salmon derivatives (at Group level only), fair value uplift on harvested fish, fair value adjustment on biological assets, provision for onerous contracts, restructuring costs, income/loss from associated companies, impairment losses, unrealized profit adjustments and other non-operational items (accrual for contingent liabilities and provisions). We exclude these items from our EBIT as we believe they affect the comparability of our operational performance from period to period, given their non-operational or non-recurring nature. Operational EBITDA is a non-IFRS financial measure, calculated by adding depreciation to Operational EBIT. Operational EBIT and Operational EBITDA are used by management, analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Operational EBIT and Operational EBITDA provides useful information to investors. Our use of Operational EBIT and Operational EBITDA should not be viewed as an alternative to EBIT or to profit or loss for the year, which are measures calculated in accordance with IFRS. Operational EBIT and Operational EBITDA have limitations as analytical tools in comparison to EBIT or other profit and loss measures prepared in accordance with IFRS. Some of these limitations are: (i) these measures do not reflect the impact of earnings or charges that we consider not to be indicative of our on-going operations, (ii) these measures do not reflect interest and income tax expense; and (iii) other companies, including other companies in our industry, may calculate Operational EBIT and Operational EBITDA differently than we do, limiting its usefulness as a comparative measure. Our Operational EBIT and Operational EBITDA at Group level and by country of origin are reconciled to EBIT below. Our Operational EBIT at segment level is reconciled in footnotes to our financial statements included in documents incorporated herein by reference.

        Operational Revenue.    Operational Revenue is a non-IFRS financial measure, calculated by excluding change in unrealized salmon derivatives from revenue and other income as set forth in our consolidated statement of income prepared in accordance with IFRS. We exclude change in unrealized salmon derivatives from our revenue and other income as we believe it affects the comparability of our operational performance from period to period, given its non-operational nature. Our use of Operational Revenue should not be viewed as an alternative to revenue and other income, which is a measure calculated in accordance with IFRS. Operational Revenue has limitations as an analytical tool in comparison to revenue. Some of these limitations include the fact that changes in unrealized salmon derivatives may need to be cash settled at a future date. Our Operational Revenue is reconciled to revenue and other income in footnotes to our financial statements included in documents incorporated herein by reference.

        ROCE.    ROCE is a non-IFRS financial measure, calculated by dividing Adjusted EBIT by average capital employed. Adjusted EBIT is calculated as EBIT, as set forth in our consolidated statement of income prepared in accordance with IFRS, adjusted for fair value uplift on harvested fish, fair value adjustment on biological assets, provision for onerous contracts and other non-operational items (accrual for contingent liabilities and provisions). Average capital employed is calculated as average of the beginning of the period and end of the period capital employed except when there are material transactions during the year. Capital employed is the sum of net interest bearing debt, or NIBD, as of the end of the period plus equity as of the end of the period adjusted for fair value adjustment on biological assets, provision for onerous contracts and, for the periods from January 1, 2013 until September 30, 2013 and July 1, 2013 until September 30, 2013, our investment in Morpol. The investment in Morpol was excluded from the calculation of capital employed as until the acquisition of Morpol was cleared by the relevant competition authorities, we were unable to consolidate Morpol's financial results into our financial statements. Our NIBD as of the end of a period (for purposes of calculating average NIBD) is equal to our total non-current interest-bearing debt minus our total cash and plus our current interest-bearing debt. We use ROCE to measure the return on capital employed, regardless of whether the financing is through equity or debt. In our view, this measure provides useful information for both management and our investors about our performance during periods under evaluation. We believe that the presentation of ROCE provides useful information to investors because ROCE can be used to determine whether capital invested in us yields competitive returns. In addition, achievement of predetermined targets relating to ROCE is one of the factors we take into account in determining the amount of performance-based compensation paid to our management. Our use of ROCE should not be viewed as an alternative to EBIT or to profit or loss for the year, which are measures calculated in accordance with IFRS or ratios based on these figures. The usefulness of ROCE is also inherently limited by the fact that it is a ratio and thus does not provide information as to the absolute amount of our income, debt or equity. It also excludes certain items from the calculation and other companies may use a similar measure but calculate it differently. A table setting forth our calculation of ROCE is set forth below.

        NIBD/equity.    NIBD/equity is a non-IFRS financial measure. Management employs NIBD divided by total equity, as set forth in our consolidated financial statements, to assess our liquidity and financial position. Our NIBD as of the end of a period is equal to our total non-current interest-bearing debt minus our total cash and plus our current interest-bearing debt, in each case as set forth in our consolidated statement of financial position. Management, analysts, rating agencies and investors use our NIBD/equity ratio to assess our liquidity and measure our cash flow. The usefulness of NIBD/equity is inherently limited by the fact that it is a ratio and thus does not provide information as to the absolute amounts of our debt or equity. A table setting forth our calculation of NIBD/equity is set forth below.

        Operational EBIT %.    Operational EBIT % is a non-IFRS financial measure. We calculate Operational EBIT % by dividing Operational EBIT by Operational Revenue, each a non-IFRS financial measure. Management employs Operational EBIT % to assess operational performance of some of our segments, disregarding certain non-recurring and non-operational items, excluded from Operational EBIT and Operational Revenue. The usefulness of Operational EBIT % is inherently limited as further described in Operational EBIT and Operational Revenue paragraphs above. Our Operational EBIT % is reconciled to revenue and other income in footnotes to our financial statements included in documents incorporated herein by reference.

        Underlying EPS.    Underlying Earnings per Share, or Underlying EPS, is a non-IFRS financial measure. We calculate Underlying EPS by dividing Adjusted Operational EBIT, calculated as Operational EBIT net of accrued payable interest (net) and tax expense estimated based on estimated weighted tax rate, divided by the number of shares outstanding at the end of the period. Management employs Underlying EPS to assess our operational performance, disregarding tax expenses and interest payments and receipts. We view Underlying EPS as a useful tool reflecting our operational performance per ordinary share outstanding. The usefulness of Underlying EPS is inherently limited. Some of these limitations are that Underlying EPS does not reflect the impact of earnings or charges that we consider not to be indicative of our on-going operations and Underlying EPS does not reflect interest and income tax expense. A table setting forth our calculation of Underlying EPS is set forth below.

        The following table reconciles our Group Operational EBITDA and Group Operational EBIT to EBIT in NOK million for the three months ended September 30, 2014 and 2013, and the nine months ended September 30, 2014 and 2013:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in NOK million) (Unaudited)
Group Operational EBITDA	1,160	973	3,921	2,703
Depreciation	–248	–181	–699	–528
Group Operational EBIT	912	793	3,222	2,176

Change in unrealized salmon derivatives	17	–3	18	–18
Fair value uplift on harvested fish	–1,264	–1,062	–4,240	–2,913
Fair value adjustment on biological assets	1,335	949	3,216	3,584
Provision for onerous contracts	3	117	150	18
Restructuring costs	–5	–1	–50	–238
Income/loss from associated companies	51	48	94	105
Impairment losses	—	–5	1	–8
Unrealized profit adjustment	–37	—	–37	—
Other non-operational items	—	—	–168	–74

Group earnings before interest and taxes (EBIT)	1,012	836	2,208	2,631

        The following table reconciles Group level Operational EBIT to EBIT in NOK per kilogram for the three months ended September 30, 2014:

Three months ended September 30,
2014
(NOK per kg) (Unaudited)
Group Operational EBIT	8.50
Change in unrealized salmon derivatives	0.15
Fair value uplift on harvested fish	–11.77
Fair value adjustment on biological assets	12.44
Provision for onerous contracts	0.03
Restructuring costs	–0.05
Income/loss from associated companies	0.48
Impairment losses	—
Unrealized profit adjustment	–.34
Other non-operational items	—

Group EBIT	9.43

        The following table reconciles Operational EBIT to EBIT for salmon of Norwegian origin in NOK million for the three months ended September 30, 2014 and 2013:

	Three months ended September 30,
	2014	2013
	(in NOK million) (Unaudited)
Operational EBIT—Salmon of Norwegian Origin	624	529
Fair value uplift on harvested fish	–830	–642
Fair value adjustment on biological assets	1,055	623
Provision for onerous contracts	2	78
Restructuring costs	—	—
Income/loss from associated companies	43	48
Impairment losses	—	–5
Unrealized profit adjustment	—	—
Other non-operational items	—	—

EBIT—Salmon of Norwegian Origin	895	631

        The following table reconciles Operational EBIT to EBIT for salmon of Norwegian origin in NOK per kilogram for the three months ended September 30, 2014 and 2013, and the nine months ended September 30, 2014 and 2013:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(NOK per kg) (Unaudited)
Operational EBIT—Salmon of Norwegian Origin	9.71	9.96	11.52	10.30
Fair value uplift on harvested fish	–12.91	–12.09	–14.64	–12.07
Fair value adjustment on biological assets	16.41	11.74	11.40	13.66
Provision for onerous contracts	0.04	1.46	0.57	0.07
Restructuring costs	—	—	—	—
Income/loss from associated companies	0.67	0.91	0.46	0.68
Impairment losses	—	–0.09	—	–0.03
Unrealized profit adjustment	—	—	—	—
Other non-operational items	—	—	—	—

EBIT—Salmon of Norwegian Origin	13.92	11.89	9.30	12.61

        The following table reconciles Operational EBIT to EBIT for salmon of Scottish origin in NOK million for the three months ended September 30, 2014 and 2013:

	Three months ended September 30,
	2014	2013
	(in NOK million) (Unaudited)
Operational EBIT—Salmon of Scottish Origin	137	227
Fair value uplift on harvested fish	–178	–261
Fair value adjustment on biological assets	120	215
Provision for onerous contracts	1	36
Restructuring costs	—	—
Income/loss from associated companies	8	—
Impairment losses	—	—
Unrealized profit adjustment	—	—
Other non-operational items	—	—

EBIT—Salmon of Scottish Origin	88	216

        The following table reconciles Operational EBIT to EBIT for salmon of Scottish origin in NOK per kilogram for the three months ended September 30, 2014 and 2013, and the nine months ended September 30, 2014 and 2013:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(NOK per kg) (Unaudited)
Operational EBIT—Salmon of Scottish Origin	9.95	16.47	11.58	13.17
Fair value uplift on harvested fish	–12.98	–18.96	–14.02	–17.34
Fair value adjustment on biological assets	8.76	15.61	7.02	19.65
Provision for onerous contracts	0.04	2.59	1.01	0.19
Restructuring costs	—	—	—	—
Income/loss from associated companies	0.61	—	0.20	—
Impairment losses	—	—	—	—
Unrealized profit adjustment	—	—	—	—
Other non-operational items	—	—	—	—

EBIT—Salmon of Scottish Origin	6.38	15.71	5.79	15.67

        The following table reconciles Operational EBIT to EBIT for salmon of Canadian origin in NOK million for the three months ended September 30, 2014 and 2013:

	Three months ended September 30,
	2014	2013
	(in NOK million) (Unaudited)
Operational EBIT—Salmon of Canadian Origin	33	67
Fair value uplift on harvested fish	28	–81
Fair value adjustment on biological assets	—	51
Provision for onerous contracts	—	—
Restructuring costs	—	–1
Income/loss from associated companies	—	—
Impairment losses	—	—
Unrealized profit adjustment	—	—
Other non-operational items	—	—

EBIT—Salmon of Canadian Origin	1	37

        The following table reconciles Operational EBIT to EBIT for salmon of Canadian origin in NOK per kilogram for the three months ended September 30, 2014 and 2013, and the nine months ended September 30, 2014 and 2013:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(NOK per kg) (Unaudited)
Operational EBIT—Salmon of Canadian Origin	4.70	10.92	11.36	10.18
Fair value uplift on harvested fish	–8.51	–13.10	–15.52	–10.47
Fair value adjustment on biological assets	4.02	8.27	10.19	17.61
Provision for onerous contracts	—	—	—	—
Restructuring costs	—	–0.09	—	–0.02
Income/loss from associated companies	—	—	—	—
Impairment losses	—	—	—	—
Unrealized profit adjustment	—	—	—	—
Other non-operational items	—	—	—	—

EBIT—Salmon of Canadian Origin	0.20	6.00	6.03	17.31

        The following table reconciles Operational EBIT to EBIT for salmon of Chilean origin in NOK million for the three months ended September 30, 2014 and 2013:

	Three months ended September 30,
	2014	2013
	(in NOK million) (Unaudited)
Operational EBIT—Salmon of Chilean Origin	101	10
Fair value uplift on harvested fish	–125	–54
Fair value adjustment on biological assets	89	62
Provision for onerous contracts	—	—
Restructuring costs	—	—
Income/loss from associated companies	—	—
Impairment losses	—	—
Unrealized profit adjustment	—	—
Other non-operational items	—	—

EBIT—Salmon of Chilean Origin	66	18

        The following table reconciles Operational EBIT to EBIT for salmon of Chilean origin in NOK per kilogram for the three months ended September 30, 2014 and 2013, and the nine months ended September 30, 2014 and 2013:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(NOK per kg) (Unaudited)
Operational EBIT—Salmon of Chilean Origin	6.06	1.68	6.11	–7.12
Fair value uplift on harvested fish	–7.48	–9.11	–7.79	–2.11
Fair value adjustment on biological assets	5.33	10.45	7.96	11.17
Provision for onerous contracts	—	—	—	—
Restructuring costs	—	—	—	—
Income/loss from associated companies	—	—	—	—
Impairment losses	—	0.04	—	0.09
Unrealized profit adjustment	—	—	—	—
Other non-operational items	—	—	—	–5.26

EBIT—Salmon of Chilean Origin	3.92	3.07	6.29	–3.22

        The following table reconciles Operational EBIT to EBIT for salmon of Irish origin in NOK million for the three months ended September 30, 2014 and 2013:

	Three months ended September 30,
	2014	2013
	(in NOK million) (Unaudited)
Operational EBIT—Salmon of Irish Origin	6	–22
Fair value uplift on harvested fish	–22	–16
Fair value adjustment on biological assets	7	–14
Provision for onerous contracts	—	—
Restructuring costs	—	—
Income/loss from associated companies	—	—
Impairment losses	—	—
Unrealized profit adjustment	—	—
Other non-operational items	—	—

EBIT—Salmon of Irish Origin	–8	–52

        The following table reconciles Operational EBIT to EBIT for salmon of Irish origin in NOK per kilogram for the three months ended September 30, 2014 and 2013:

	Three months ended September 30,
	2014	2013
	(NOK per kg) (Unaudited)
Operational EBIT—Salmon of Irish Origin	2.58	–12.89
Fair value uplift on harvested fish	–9.14	–9.60
Fair value adjustment on biological assets	3.10	–8.51
Provision for onerous contracts	—	—
Restructuring costs	—	—
Income/loss from associated companies	—	—
Impairment losses	—	—
Unrealized profit adjustment	—	—
Other non-operational items	—	—

EBIT—Salmon of Irish Origin	–3.46	–31.00

        The following table reconciles Operational EBIT to EBIT for salmon of Faroese origin in NOK million for the three months ended September 30, 2014 and 2013:

	Three months ended September 30,
	2014	2013
	(in NOK million) (Unaudited)
Operational EBIT—Salmon of Faroese Origin	42	7
Fair value uplift on harvested fish	–48	–8
Fair value adjustment on biological assets	34	13
Provision for onerous contracts	—	3
Restructuring costs	—	—
Income/loss from associated companies	—	—
Impairment losses	—	—
Unrealized profit adjustment	—	—
Other non-operational items	—	—

EBIT—Salmon of Faroese Origin	28	15

        The following table reconciles Operational EBIT to EBIT for salmon of Faroese origin in NOK per kilogram for the three months ended September 30, 2014 and 2013:

	Three months ended September 30,
	2014	2013
	(NOK per kg) (Unaudited)
Operational EBIT—Salmon of Faroese Origin	13.48	20.58
Fair value uplift on harvested fish	–15.47	–24.24
Fair value adjustment on biological assets	10.99	37.06
Provision for onerous contracts	—	9.36
Restructuring costs	—	—
Income/loss from associated companies	—	—
Impairment losses	—	—
Unrealized profit adjustment	—	—
Other non-operational items	—	—

EBIT—Salmon of Faroese Origin	9.00	42.76

        The following tables set forth our calculation of ROCE, requiring reconciliation of Adjusted EBIT to EBIT and NIBD to Non-current interest-bearing debt, for the three months ended September 30, 2014 and 2013, and the nine months ended September 30, 2014 and 2013:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(in NOK million, except ROCE) (Unaudited)
Adjusted EBIT	938	832	3,250	2,017
Fair value uplift on harvested fish	–1,264	–1,062	–4,240	–2,913
Fair value adjustment on biological assets	1,335	949	3,216	3,584
Provision for onerous contracts	3	117	150	18
Other non-operational items	—	—	–168	–74

EBIT	1,012	836	2,208	2,631

Net interest-bearing debt (NIBD)	7,230	7,882	7,230	7,882
Cash	–730	–751	–730	–751
Current interest-bearing debt	7	2,216	7	2,216

Non-current interest-bearing debt	7,953	6,418	7,953	6,418

NIBD	7,230	7,882	7,230	7,882
Investment in Morpol	–41	–3,613	–41	–3,613
Total equity	14,193	13,091	14,193	13,091
Fair value adjustment on biological assets	–1,725	–1,522	–1,725	–1,522
Provision for onerous contracts	4	8	4	8

Capital employed as of the end of the period	19,661	15,846	19,661	15,846

Average capital employed(1)	19,919	15,457	20,170	15,584
Adjusted EBIT	3,752	3,327	4,333	2,690
ROCE	19.0%	21.5%	21.5%	17.3%

(1)
Calculated as the average capital employed as of the beginning and the end of the period, except when there are material transactions during the year. Morpol is included from September 30, 2013.

        The following table sets forth our calculation of NIBD/equity as of September 30, 2014 and 2013:

	As of September 30,
	2014	2013
	(in NOK million) (Unaudited)
NIBD	7,230	7,882
Cash	–730	–751
Current interest-bearing debt	7	2,216
Non-current interest-bearing debt	7,953	6,418

NIBD	7,230	7,882

Total equity	14,193	13,091
NIBD/equity	50.9%	60.2%

        The following table sets forth our Operational EBIT % calculation for our VAP Europe segment in NOK million for the three months ended September 30, 2014 and 2013:

	Three months ended September 30,
	2014	2013
	(in NOK millions) (Unaudited)
Operational EBIT	–27	–11
Operating revenues	1,142	1,034
Operational EBIT %	–2.3%	–1.0%

        The following table sets forth our Operational EBIT % calculation for our Morpol division in NOK million for the three months ended September 30, 2014:

Three months ended September 30, 2014
(in NOK millions) (Unaudited)
Operational EBIT	71
Operating revenues	1,014
Operational EBIT %	7.0%

        The following table sets forth our Operational EBIT % calculation for our Feed segment in NOK million for the three months ended September 30, 2014:

Three months ended September 30, 2014
(in NOK millions) (Unaudited)
Operational EBIT	20
Operating revenues	539
Operational EBIT %	3.7%

        The following tables set forth our calculation of Underlying EPS for the three months ended September 30, 2014 and 2013, the nine months ended September 30, 2014 and 2013 and twelve months ended December 31, 2013:

	Three months ended September 30,			Nine months ended September 30,			Twelve months ended December 31,
	2014	2013		2014	2013		2013
	(in NOK million, except number of shares and Underlying EPS) (Unaudited)
Operational EBIT	912.0	792.6		3,222.5	2,175.9		3,212.5	(1)
Accrued payable interest (net)	–85.8	–123.6		–283.7	–348.3		–455.5
Estimated tax expense	–210.8	–177.4		–749.8	–495.5		–739.2
Minority share of profit	–5.8	0.5		–3.4	–9.8		–7.4

Adjusted Operational EBIT	609.7	492.1		2,185.5	1,322.2		2,010.3

Shares outstanding (end of period)	410,336,788	374,793,190	(2)	410,336,788	374,793,190	(2)	385,610,807	(2)
Underlying EPS (NOK per share)	1.49	1.31		5.33	3.53		5.33

(1)
Reconciliation of Operational EBIT for the twelve months ended December 31, 2013 to EBIT for the same period is set forth in our annual report on Form 20-F for the year ended December 31, 2013.

(2)
Amount is retroactively adjusted to reflect the 10:1 share consolidation that was carried out in January 2014.

 TAXATION

        Material Norwegian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to those securities.

PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold:

  •
  through agents;

  •
  to or through one or more underwriters on a firm commitment or agency basis;

  •
  through put or call option transactions relating to the securities;

  •
  through broker-dealers (acting as agent or principal);

  •
  directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

  •
  through any other method permitted pursuant to applicable law; or

  •
  through a combination of any such methods of sale.

        At any time a particular offer of the securities covered by this prospectus is made, a prospectus supplement will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Pursuant to a requirement by the Financial Industry Regulatory Authority Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

        The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE, or any other organized market where the securities may be traded, including the OSE. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

        To facilitate any offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Other than the ADSs and the ordinary shares, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the ordinary shares and ADSs, which are currently listed and traded on the OSE and NYSE, respectively. Any ADSs sold by this prospectus will be listed for trading on NYSE subject to official notice of issuance or a supplemental listing application. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with this prospectus relating to United States federal securities and New York state law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom (UK) LLP, London, United Kingdom. The validity of the ordinary shares underlying the ADSs and other legal matters concerning this prospectus relating to Norwegian law will be passed upon for us by Advokatfirmaet Wiersholm AS.

 EXPERTS

        The consolidated financial statements of Marine Harvest ASA appearing in Marine Harvest ASA's Annual Report on Form 20-F for the year ended December 31, 2013 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act to register the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC's Public Reference Room, as well as through the SEC's website.

        We file annual and other reports with the SEC. We are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC, under cover of Form 6-K, material information that we are required to make public, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the SEC's Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

        In addition, because our ordinary shares are traded on the OSE, we have filed periodic and immediate reports with, and furnish information to, the OSE. Copies of our filings with the OSE can be retrieved electronically through www.newsweb.no.

        We maintain a corporate website at www.marineharvest.com. Information contained on, or that can be accessed through, our website does not constitute a part of this registration statement. We have included our website address in this registration statement solely as an inactive textual reference.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this registration statement certain information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        This prospectus incorporates by reference the following documents:

  •
  our Annual Report on Form 20-F for the fiscal year ended December 31, 2013; and

  •
  our Reports on Form 6-K furnished to the SEC on May 27, 2014, July 15, 2014 (film number 14974583), September 22, 2014, October 22, 2014, November 4, 2014 (film number 141191131), December 24, 2014 and January 20, 2015 (film number 15533872).

        All Annual Reports on Form 20-F, and any Reports of Foreign Private Issuer on Form 6-K which are identified by us as being incorporated by reference (to the extent designated therein), filed with or submitted to the SEC subsequent to the date of the registration statement on Form F-3 of which this prospectus forms a part, but before termination of the offering under this prospectus, shall be deemed incorporated by reference into this prospectus and deemed to be a part hereof from the date of the filing of such documents.

        We will provide a copy of the documents we incorporate herein by reference, at no cost, to any person who receives this prospectus. The documents we incorporate herein by reference can be downloaded from the SEC website (www.sec.gov) and at www.marineharvest.com, or can be ordered in hard copy free of charge by writing to Marine Harvest ASA, Attn: Stefania Lombardi, PO Box 4102 Sandviken, 5835 Bergen, Norway, telephone number: +47 21 56 23 00 or at stefania.lombardi@marineharvest.com.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

 SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

        We are incorporated under the laws of Norway. A majority of our directors and management and certain of the experts named in this prospectus are residents of Norway, and a substantial portion of their respective assets are located in Norway. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons with respect to matters arising under U.S. federal securities laws or to enforce against them judgments of courts of the United States predicated upon civil liability under the U.S. federal securities laws. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Norway. We have irrevocably appointed C T Corporation System as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of the offer, purchase or sale of any of the securities registered in connection with this registration statement and the applicable prospectus supplement relating to those securities.

Ordinary Shares
In the form of ordinary shares or American Depositary Shares
Preferred Shares
Debt Securities
Warrants
Subscription Rights

PROSPECTUS

February 2, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Neither Norwegian law nor our articles of association contain any provision concerning indemnification by us or our board of directors.

        The Company maintains a director and officer insurance policy which insures the directors and officers of the Company and its subsidiaries, within certain limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Item 9.    Exhibits

        See the Exhibit Index which is incorporated herein by reference.

Item 10.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the

Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement on Form F-3.

        (5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

          (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

         (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

        (6)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

        (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (e)   The undersigned registrant hereby undertakes that:

          (i)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (f)    The undersigned registrant hereby undertakes to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bergen, Norway, on February 2, 2015.

Marine Harvest ASA
By:	/s/ IVAN VINDHEIM
Name: Ivan Vindheim
Title: Chief Financial Officer

Power of Attorney

        Each person whose signature appears below hereby constitutes and appoints Alf-Helge Aarskog and Ivan Vindheim, as his or her true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or their substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALF-HELGE AARSKOG Name: Alf-Helge Aarskog	Chief Executive Officer (principal executive officer)	February 2, 2015
/s/ IVAN VINDHEIM Name: Ivan Vindheim	Chief Financial Officer (principal financial officer)	February 2, 2015
/s/ OLE EIRIK LERøY Name: Ole Eirik Lerøy	Chairman of the Board	February 2, 2015
/s/ LEIF FRODE ONARHEIM Name: Leif Frode Onarheim	Vice-Chairman of the Board	February 2, 2015
/s/ ØRJAN SVANEVIK Name: Ørjan Svanevik	Director	February 2, 2015

Signature	Title	Date

/s/ SOLVEIG STRAND Name: Solveig Strand	Director	February 2, 2015
/s/ MICHAEL PARKER Name: Michael Parker	Director	February 2, 2015
/s/ CECILIE FREDRIKSEN Name: Cecilie Fredriksen	Director	February 2, 2015
/s/ STEIN MATHIESEN Name: Stein Mathiesen	Director	February 2, 2015
/s/ HELÉNE VIBBLEUS Name: Heléne Vibbleus	Director	February 2, 2015
/s/ LARS EIRIK HESTNES Name: Lars Eirik Hestnes	Director	February 2, 2015
/s/ KJELLAUG SAMLAND Name: Kjellaug Samland	Director	February 2, 2015

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of Marine Harvest ASA, has signed this registration statement, in the City of Newark, State of Delaware, on February 2, 2015.

Authorized Representative in the United States
By:	/s/ DONALD PUGLISI
Name: Donald Puglisi
Title: Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement (Debt Securities)**
1.2	Form of Underwriting Agreement (Equity Securities)**
3.1
Articles of Association of Marine Harvest ASA (incorporated by reference to the Registration Statement on Form 20-F (File No. 001-36275), filed with the Securities and Exchange Commission on January 24, 2014)
4.1
Form of Deposit Agreement among the Registrant, the Depositary and Owners and Beneficial Owners of the American Depositary Shares issued thereunder (incorporated by reference to the Registration Statement on Form F-6 (File No. 333-193499), filed with the Securities and Exchange Commission on January 23, 2014)
4.2	Form of American Depositary Receipt (included in Exhibit 4.1)
4.3	Form of Indenture (for Debt Securities)*
4.4	Form of Debt Security (included in Exhibit 4.3)*
4.5	Form of Warrant Agreement**
4.5	Form of Warrant Certificate**
5.1	Opinion of Advokatfirmaet Wiersholm AS, regarding the validity of the securities being registered*
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, regarding the validity of the securities being registered*
12.1	Statement of Computation of Ratios of Earnings to Fixed Charges*
23.1	Consent of Ernst & Young AS, as auditors of the financial statements of Marine Harvest ASA*
23.2	Consent of Advokatfirmaet Wiersholm AS (included in Exhibit 5.1)*
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.2)*
24.1	Power of Attorney (included on signature page)*
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the trustee for the debt securities†

*
Filed herewith
**
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit on Form 6-K and incorporated herein by reference
†
To be filed in accordance with the Trust Indenture Act of 1939, as amended